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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports included in or made part of this registration statement.


                                            ARTHUR ANDERSEN LLP

San Diego, California
November 27, 1998